EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form [S‑8] (File No. 333-208188, 333-159513, 333-115713, 033-54158) of Quaker Houghton Retirement Savings Plan of our report dated June 29, 2023, which appears in this annual report on Form 11-K of the Quaker Houghton Retirement Savings Plan for the year ended December 31, 2022.

/s/ Baker Tilly US, LLP
Philadelphia, Pennsylvania
June 29, 2023
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